                                                                   EXHIBIT 10.16

               STOCK PURCHASE, VESTING AND REPURCHASE AGREEMENT

          This STOCK PURCHASE, VESTING AND REPURCHASE AGREEMENT (this "Agreement") is entered into as of October 19, 1998, between City Truck Holdings, Inc., a Delaware corporation (the "Company"), and A. William Cavalle ("Investor" or "you"). In consideration of the agreements contained herein, the parties agree as follows:

          1.  Issuance.  The Company agrees to issue to you, and you hereby
              --------
purchase from the Company on the date hereof, 1,229 shares of the Company's common stock ("Common Stock") for $1.00 per share in cash and 997.711 shares of the Company's Series A Preferred Stock ("Preferred Stock") for $100 per share. The shares of Common Stock and shares of Preferred Stock purchased pursuant to this Agreement are collectively the "Shares." One Thousand (1,000) of the Shares of Common Stock are subject to vesting (the "Vesting Shares") as set forth in Section 2, and one-half of the Vesting Shares are Eligible Time Accelerated Stock ("ETA Stock").

          2.  Vesting of the Shares.
              ---------------------

          (a) 10% of the Vesting Shares shall become vested as of the last day of each fiscal year of the Company (the "Fiscal Year End Date") from fiscal 1998 through fiscal 2002 and 16.66% of the Vesting Shares shall become vested as of the Fiscal Year End Date of each of fiscal 2003, 2004 and 2005, subject to the earlier vesting of ETA Stock as described below. All Vesting Shares (in excess of the Vesting Shares scheduled to vest in any such year) which vests as ETA Stock under Section 2(b) will reduce in inverse order the Vesting Shares scheduled to vest, beginning with the Fiscal Year End Date in fiscal 2005.

          (b) Annex A, attached hereto and incorporated herein by reference, sets forth the vesting provisions and performance criteria (the "Performance Criteria") for the ETA Stock. If the Company meets the Performance Criteria for fiscal 1998, 1999, 2000, 2001 or 2002, 20.00% of the ETA Stock will vest as of the Fiscal Year End Date of such year. (For example, if the Performance Criteria for fiscal 1998 and 1999 were met, but no other Performance Criteria were met, 40% of the ETA Stock would vest.)

          If the Company does not achieve Plan EBITDA required to vest 100% of an installment of ETA Stock in any one Performance Year, but in the immediately following Performance Year the Company's actual EBITDA exceeds Plan EBITDA, the Company will add the dollar amount by which the Company's EBITDA exceeds Plan EBITDA in such Performance Year to the Company's EBITDA for the Performance Year immediately prior thereto and vest the additional ETA Stock that would have vested in that Performance Year with the addition of the dollar amount carried back; subject to the limitations set forth elsewhere in this Agreement in the case of termination of employment and acquisitions of the Company. Such vesting for the earlier Performance Year is referred to herein as "Catch Up Vesting."

          (c) Anything in this Agreement to the contrary notwithstanding, if the Company is acquired by a third party or parties through an asset purchase, merger or sale of more than 50% (in value) of the outstanding equity securities of the Company (an "Acquisition"), (i) all Vesting Shares scheduled to vest pursuant to Section 2(a) in the calendar year in which the Acquisition is closed (and not previously repurchased by the Company pursuant to Section 3) shall vest immediately prior to the Acquisition closing date and (ii) if the calendar year in which the Acquisition is scheduled to close is a Performance Year, all ETA Stock eligible to vest in such year shall vest immediately prior to the Acquisition closing date; provided, however, that such ETA Stock shall only vest if Year to Date
      --------  -------
EBITDA as of the Acquisition closing date (or a date reasonably close and prior thereto) equaled or exceeded 90% of year-to-such-date Plan EBITDA; and provided
                                                                       --------
further that an initial public offering or other issuance of securities by the
-------
Company shall not constitute an Acquisition.

          (d) You will be entitled to "Catch Up Vesting" (as defined in Annex
A) with respect to all Vesting Shares eligible to vest in a Performance Year prior to any Performance Year in which an Acquisition is closed if ETA Stock vested for the year in which the Acquisition is scheduled to close pursuant to
Section 2(c). Shares of ETA Stock that are eligible for Catch Up Vesting but that do not vest pursuant to the preceding sentence shall be subject to the Company's Purchase Option provided in Section 3. In addition, the Company shall have the right to purchase pursuant to Section 3 all shares of ETA Stock which were eligible for accelerated vesting with respect to Performance Years prior to the calendar year in which the Acquisition is closed which did not so accelerate pursuant to Section 2(c) or Section 2(b) and Annex A.

          (e) The proceeds of the Acquisition attributable to all unvested Vesting Shares outstanding on the closing date of the Acquisition (other than ETA Stock repurchased pursuant to the preceding sentence) (the "Escrowed Acquisition Proceeds"), will be deposited with the Escrow Agent and will be distributed to you one year after the Acquisition closing date, but only if you are then an employee of the Company; provided that if (i) you are terminated at
                                     --------
the time of or after the Acquisition or (ii) you are not offered a job with commensurate salary and responsibilities by the acquiring entity (or a subsidiary or parent thereof), then the Escrowed Acquisition Proceeds will be distributed to you immediately.

          (f) Anything in this Agreement to the contrary notwithstanding, all unvested Vesting Shares shall vest immediately upon death or disability. "Disability" means that you are totally physically disabled, as determined in writing by your personal physician and, at the Company's option, confirmed by a physician selected by the Company. You will allow any such physicians to conduct such physical examinations and tests and to review such of your medical records as he or they deem appropriate.

          3.  Company Purchase Option.
              -----------------------

          (a) If you voluntarily Terminate your Employment prior to December 31, 2002, the Company will have the unconditional right and option to purchase any or all of your Vesting Shares (whether vested or unvested) for $1.00 per share and you shall be released from the Covenant Not to Compete pursuant to
Section 4(b). As used in this Agreement, "Termination of Employment" means the time when the employee-employer relationship between you and the Company is terminated for any reason whatsoever, with or without cause, whether voluntary or involuntary. In this Agreement in the context of employment, the term "Company" shall mean a subsidiary or parent of the Company if you are then employed by such subsidiary or parent. "Terminate your Employment" has a correlative meaning.

          (b) If there is a Termination of Employment for any reason other than a voluntary termination, you can choose either to (i) allow the Company the unconditional right and option to purchase all of your Vesting Shares (whether vested or unvested) for $1.00 per share and be released from the Covenant Not to Compete pursuant to Section 4(b) or (ii) keep your Vesting Shares which are vested and be subject to the Covenant Not to Compete pursuant to Section 4(b), in which case the Company will have the unconditional right and option to purchase the unvested Vesting Shares for $1.00 per share. The Company's right and option set forth in Sections 3(a), 3(b) and 3(c) is referred to herein as the "Purchase Option."

          (c) In the event of an Acquisition, the Company may purchase for $1.00 per share all shares of ETA Stock eligible for accelerated vesting in any Performance Year prior to the calendar year in which the Acquisition is closed, which did not accelerate and vest pursuant to Section 2.

          (d) The Purchase Option, if exercised, must be exercised no later than 60 days after a Termination of Employment, or the Vesting Shares subject thereto will automatically be deemed vested. The Purchase Option may be exercised in whole or in part. The Purchase Option will be effective when delivered or mailed and must be exercised in writing and sent to Investor as provided in Section 12(b) of this Agreement and to the Escrow Agent (as defined in Section 6 hereof) as provided in the Joint Escrow Instructions. Amounts due to you as a result of exercise of the Purchase Option shall be payable in cash promptly after exercise of the Purchase Option or, in the case of ETA Stock and/or "Catch Up Vesting," as soon as reasonably practical after determination of whether or not any applicable Performance Criteria were met.

          4.  Covenant Not To Compete.
              -----------------------

          (a) Recitals.  Investor acknowledges and agrees that he has technical
              --------
expertise associated with the heavy duty truck parts business and related businesses, all to the extent conducted by the Company as of the date of termination of employment (the "Business") and is well known in the Business community throughout the United States. In addition, Investor has valuable business contacts with clients and potential clients of the Business and with professionals in the Business. Furthermore, Investor's reputation and goodwill are an integral part of his business success throughout the areas where the Business is and will be conducted. If Investor deprives the Company of any of his goodwill or in any manner uses his reputation and goodwill in competition with the Company, the Company will be deprived of the benefits it has bargained for pursuant to this Agreement. The Company would not have entered into this Agreement but for Investor's Covenant Not To Compete.

          (b) Covenant Not To Compete.  During your employment by the Company
              -----------------------
and for a period of twelve (12) months thereafter (the "Term"), you will not, directly or indirectly, own (except through ownership of less than 5% of the securities of a publicly traded company), manage, join, operate or control, or participate in the ownership, management, operation or control of, or be connected as a director, officer, employee, partner, consultant or otherwise with, or permit your name to be used by or in connection with, any profit or non-profit business or organization which is engaged in the Business in whole or in part, anywhere in the United States so long as the Company carries on the Business therein.

          (c) No Solicitation of Customers or Employees.  Investor agrees that:
              -----------------------------------------

              (i) during the Term, Investor shall not, directly or indirectly, divert or take away (or attempt to do so) from the Company or any affiliate of the Company (including without limitation by divulging to any competitor or potential competitor of the Company) any person, firm, corporation or other entity who is or was a customer of Company or any subsidiary of Company or whose identity is known to Investor at the date hereof or the date of Termination of Employment as one whom the Company or any affiliate of the Company intends to solicit, except in connection with any business endeavor which is not prohibited by Section 4(b) hereof; and

              (ii) during the Term, Investor shall not, directly or indirectly, hire or offer employment to or seek to hire or offer employment (other than employment with the Company or a subsidiary thereof) to any employee of the Company or any subsidiary of the Company whose employment is continued by the Company after the date hereof or any employee of any successor or affiliate of the Company which is engaged in the Business, unless the Company first terminates the employment of such employee or the Company gives its written consent to such employment or offer of employment.

          (d) Severability of Provisions.  In the event that the provisions of
              --------------------------
this Section 4 should ever be adjudicated by a court of competent jurisdiction to exceed the time or geographic or other limitations permitted by applicable law, then such provisions shall be deemed reformed to the maximum time or geographic or other limitations permitted by applicable law, as determined by such court in such action. Without limiting the foregoing, the covenants contained herein shall be construed as separate covenants, covering their respective subject matters, with respect to (i) each of the separate counties of the state of California and other places in which Company or any of its subsidiaries transacts any business, (ii) each business conducted by Company or any of its subsidiaries, and (iii) the Company and its successors separately. Each breach of the covenants set forth herein shall give rise to a separate and independent cause of action.

          (e) Injunctive Relief.  Investor acknowledges that (i) the provisions
              -----------------
of Section 4(b) and 4(c) and Section 9 are reasonable and necessary to protect the legitimate interests of the Company, and (ii) any violation of Section 4(b) or 4(c) or Section 9 will result in irreparable injury to the Company, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such violation would not be reasonable or adequate compensation to the Company for such a violation. Accordingly, you agree that if you violate the provisions of Section 4(b) or 4(c) or Section 9, in addition to any other remedy which may be available at law or in equity, the Company shall be entitled to specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual damages.

          (f) Other Agreement.  The provisions of this Section 4 are in
              ---------------
addition to any Employee Confidentiality Agreement previously executed by you, which remains in effect.

          5.  No Employment Agreement.  Nothing contained in this Agreement (i)
              -----------------------
obligates the Company, or any subsidiary or parent of the Company, to employ Investor in any capacity whatsoever, or (ii) prohibits or restricts the Company (or any such subsidiary or parent) from terminating the employment of Investor at any time or for any reason whatsoever, with or without cause, and Investor hereby acknowledges and agrees that neither the Company nor any other person has made any representations or promises whatsoever to Investor concerning Investor's employment or continued employment by the Company.

          6.  Escrow of Shares.  As security and to ensure the availability for
              ----------------
delivery of Vesting Shares in case of an exercise of the Purchase Option, Investor will deposit with the escrow agent (the "Escrow Agent") named in the joint escrow instructions attached hereto as Annex B (the "Joint Escrow Instructions"), certificates representing the Vesting Shares, together with 10 stock assignments duly endorsed in blank, a copy of which is attached hereto as Annex C. Such documents are to be held by the Escrow Agent pursuant to the Joint Escrow Instructions. In the case of any conflict or inconsistency between this Section 6 and the Joint Escrow Instructions, the Joint Escrow Instructions shall control.

          7.  Change in Capitalization.  If from time to time during the term of
              ------------------------
this Agreement there is (i) any stock dividend or stock split or similar event or (ii) any consolidation, merger or sale of all, or substantially all, of the assets of the Company in which the consideration receivable by Investor consists of securities, then in such event any and all new, substituted or additional securities to which Investor may become entitled by reason of his ownership of the Shares shall immediately become subject to this Agreement and shall assume the same status with respect to vesting as the Shares upon which such dividend was paid or in substitution for which such additional securities were distributed. While the total price for all Shares subject to the Purchase Option shall remain the same after each such event, the price per Share upon exercise of the Purchase Option shall be appropriately adjusted by the Board of Directors of the Company.

          8.  Investor Representations and Agreements.  Investor hereby
              ---------------------------------------
represents and warrants, and agrees with, the Company as set forth below.

          (a) Investor has full power and authority to execute, deliver and perform his obligations under this Agreement and this Agreement is a valid and binding obligation of Investor, enforceable in accordance with its terms. Investor is not subject to any agreement not to compete or other restriction on his ability to acquire the Shares being acquired pursuant to this Agreement or to be an employee of the Company or any of its subsidiaries.

          (b) Investor has reviewed this Agreement and the Stockholders' Agreement (as defined) and all annexes, schedules and exhibits attached hereto and thereto, and has received all such business, financial and other information as he deems necessary and appropriate to enable him to evaluate the financial risk inherent in making an investment in the Shares.

          (c) Investor is acquiring the Shares acquired hereunder with his own property for investment, for his own account, and not as a nominee or agent for any other person, firm or corporation, and not with a view to the sale or distribution of all or any part thereof. Investor does not have any contract, undertaking, agreement or arrangement with any person, firm or corporation to sell, transfer or grant participation to such person, firm or corporation, with respect to any of the Shares.

          (d) Investor understands and agrees that (i) the Shares will not be registered under the Securities Act of 1933, as amended (the "Act"), in part based upon an exemption from registration predicated on the accuracy and completeness of his representations and warranties appearing herein and (ii) he will not be permitted to sell, transfer or assign any of the Shares until they are registered under the Act or an exemption from the registration and prospectus delivery requirements of the Act is available, and (iii) there is no assurance that such an exemption from registration will ever be available or that the Shares will ever be able to be sold.

          (e) Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his investment in the Company, has the ability to bear the economic risks of its investment for an indefinite period of time.

          9.  Restriction on Sale or Transfer.  Except as provided herein, none
              -------------------------------
of the Shares (whether vested or unvested) (or any beneficial interest therein) shall be sold, transferred, assigned or pledged (including transfer by operation of law) and any attempt to make any such sale, transfer, assignment or pledge shall be null and void and of no effect. The Company shall not be required (a) to transfer on its books any Shares which shall have been sold, pledged or disposed of in violation of any of the provisions of this Agreement or (b) to treat as owner of such Shares or to accord the right to vote or to pay dividends to any purported transferee of Shares in violation of this Agreement.

          10.  Legends.  In addition to any legends required by the
               -------
Stockholders' Agreement, the certificates representing the Shares will bear substantially the following legend:

     "The shares represented by this certificate are subject to repurchase under certain circumstances by the issuer pursuant to a Stock Purchase, Vesting and Repurchase Agreement between the Issuer and the initial purchaser, to which reference is made for a fuller description of such repurchase rights."

          11.  Stockholders' Agreement; Covenant Regarding 83(b) Election.  In
               ----------------------------------------------------------
connection with this Agreement, Investor agrees to become a party to the Stockholders' Agreement dated as of September 30, 1998 among the Company and its stockholders. Investor's signature on this Agreement shall also constitute his or its signature on the Stockholders' Agreement. Investor also hereby covenants and agrees that he will make an election pursuant to Treasury Regulation 1.83-2 with respect to the Shares and will furnish the Company with a copy of the form of election Investor has filed and evidence that such an election has been filed in a timely manner.

          12.  General Provisions.
               ------------------

          (a)  No Assignments.  Except as specifically provided to the contrary
               --------------
in this Agreement, neither party shall transfer, assign or encumber any of its or his rights, privileges, duties or obligations under this Agreement without the prior written consent of the other party, and any attempt to so transfer, assign or encumber shall be void; provided, however, that the Company may assign
                                  --------  -------
this Agreement and its rights hereunder in connection with a sale of all of the stock of or all or substantially all of the assets of the Company.

          (b)  Notices.  All notices, requests, consents and other
               -------
communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given and made and served either by personal delivery to the person for whom it is intended or by telecopy, receipt of which is acknowledged by the telecopy number set forth below for the applicable addressee, or if deposited, postage prepaid, registered or certified mail, return receipt requested, in the United States mail:

               (i) if to Investor, addressed to Investor at his address shown on the stock register maintained by the Company, or at such other address as Investor may specify by written notice to the Company, or

               (ii) if to the Company, to it at c/o HDA Parts System, Inc., 520 Lake Cook Road, Deerfield, Illinois 60015, Attention: John Greisch, with a copy to Brentwood Associates, 11150 Santa Monica Boulevard, Suite 1200, Los Angeles, California 90025, Attention: Christopher A. Laurence, or at such other address as the Company may specify by written notice to Investor.

Each such notice, request, consent and other communication shall be deemed to have been given upon receipt thereof as set forth above or, if sooner, three days after deposit as described above. The addresses for the purposes of this
Section 12(b) may be changed by giving written notice of such change in the manner provided herein for giving notice. Unless and until such written notice is received, the addresses provided herein shall be deemed to continue in effect for all purposes hereunder.

          (c)  Choice of Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the internal laws, and not the laws of conflicts of laws, of the State of Delaware.

          (d)  Severability.  The parties hereto agree that the terms and
               ------------
provisions in this Agreement are reasonable and shall be binding and enforceable in accordance with the terms hereof and, in any event, that the terms and provisions of this Agreement shall be enforced to the fullest extent permissible under law. In the event that any term or provision of this Agreement shall for any reason be adjudged to be unenforceable or invalid, then such unenforceable or invalid term or provision shall not affect the enforceability or validity of the remaining terms and provisions of this Agreement, and the parties hereto hereby agree to replace such unenforceable or invalid term or provision with an enforceable and valid arrangement which in its economic effect shall be as close as possible to the unenforceable or invalid term or provision.

          (e)  Parties in Interest.  All of the terms and provisions of this
               -------------------
Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective permitted successors and assigns of the parties hereto.

          (f)  Modification, Amendment and Waiver.  No modification, amendment
               ----------------------------------
or waiver of any provision of this Agreement shall be effective against the Company or Investor unless approved in writing, and, in the case of the Company, authorized by its Board of Directors. The failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of any of the parties thereafter to enforce each and every provision hereof in accordance with its terms.

          (g)  Integration.  This Agreement constitutes the entire agreement of
               -----------
the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements, written or oral.

          (h)  Headings.  The headings of the sections and paragraphs of this
               --------
Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

          (i)  Counterparts.  This Agreement may be executed in counterpart with
               ------------
the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

                           (Signature Page Follows)

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement (and, by execution hereof, the Stockholders' Agreement of the Company) to be executed as of the date first above written.

                              CITY TRUCK HOLDINGS, INC.


                              By:-------------------------------------
                                 John J. Greisch
                                 President and Chief Executive Officer


                              INVESTOR



                              ----------------------------------------
                              A. William Cavalle

                                    ANNEX A

                           CITY TRUCK HOLDINGS, INC.

                             PERFORMANCE CRITERIA
                             --------------------

          This Annex A sets forth the Performance Criteria, detailed vesting provisions with respect to the vesting of ETA Stock, which is a part of the Shares to be acquired by Investor pursuant to the Stock Purchase, Vesting and Repurchase Agreement dated as of October 19, 1998 among the Company and Investor (the "Agreement"). Capitalized terms used herein and not defined have the meanings ascribed to them in the Agreement.

          As stated in Section 2(b) of the Agreement, 20% of the ETA Stock shall become eligible for vesting as of the end of each fiscal year from fiscal 1998 through fiscal 2002 (each of such full fiscal years being defined in the Agreement as a Performance Year).

          For each Performance Year, the amount of Eligible ETA Stock that shall become vested (effective as of the end of the fiscal year) will be determined by comparing the Company's actual EBITDA (as defined below) as of the end of such fiscal year (as determined from its audited financial statements) to Plan EBITDA (as defined below) for such fiscal year. The percentage of Eligible ETA Stock that shall become vested at the end of each Performance Year shall be as set forth in the following table:

                 Actual EBITDA as a %              Percentage of Eligible
                        of Plan                         ETA Stock that
                        EBITDA                       shall become vested
                 --------------------                -------------------
                 less than   85.00%                            0%
                             88.75%                           30%
                             92.50%                           60%
                             96.25%                           80%
                               100%                          100%

          Vesting between the percentages listed in the table above will be linearly interpolated.

          "EBITDA" means, for any fiscal year, consolidated pre-tax income plus interest expense (including non-cash interest, amortization of original issue discount and the interest component of capital leases) on indebtedness and amortization of goodwill, covenants not to compete and similar intangibles, all as determined in accordance with generally accepted accounting principles and as reflected in the Company's audited consolidated financial statements.

          "Plan EBITDA" means, for each Performance Year, the dollar amount of EBITDA set forth in the Operating Plan developed by management and approved by the Board of Directors. Plan EBITDA will be adjusted from time to time as may be mutually agreed upon to reflect the expected contribution to EBITDA of acquisitions or major corporate projects.

                                    ANNEX B

                           JOINT ESCROW INSTRUCTIONS

                               October 19, 1998

Mark Kimura
c/o Brentwood Associates
11150 Santa Monica Boulevard
Los Angeles, California  90025

Dear Sir or Madam:

          As the person identified herein as Escrow Agent for City Truck Holdings, Inc. (the "Company"), a Delaware corporation, and the undersigned holder of common stock, par value $.01 per share, of the Company (the "Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Stock Purchase, Vesting and Repurchase Agreement (the "Agreement") dated as of October 19, 1998, in accordance with the following instructions:

          1. In the event the Company, or any assignee of the Company (referred to collectively herein as the "Company"), shall elect to exercise the Purchase Option (as defined and described in the Agreement), the Company shall give to the Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price and the time for a closing hereunder at the principal office of the Company, which time shall not be less than 20 days after the date of such written notice. Unless you shall have received written notice from Purchaser at least five days prior to the date specified for the closing objecting to consummation of the transaction, Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice including prompt delivery of the stock certificate(s) representing the shares purchased. Any objecting notice from Purchaser shall set forth in reasonable detail the basis for his objections, but his failure to do so shall not affect your duties hereunder.

          2. At the closing you are directed to (i) date a stock certificate assignment form or forms necessary for the transfer in question, (ii) fill in the number of shares being transferred and (iii) deliver same together with the certificate or certificates evidencing the shares to be transferred to the Company, against the simultaneous delivery to you of the purchase price for the number of shares of stock being purchased pursuant to the exercise of the Purchase Option. Promptly after the closing, the Company shall deliver to you any certificate or certificates representing shares which were not so purchased and remain subject to these Joint Escrow Instructions.

          3. Purchaser does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated, including but not limited to any required filings with all other governmental or regulatory bodies.

          4. This escrow shall terminate upon termination of the Purchase Option with respect to all Common Shares under the Agreement. Within ten days after each date of vesting under Sections 2(a) and 2(b) of the Agreement, the Company shall notify you and Purchaser in writing of the number of shares which have vested on that date. Within 20 days after your receipt of such notice, you shall deliver to Purchaser a certificate or certificates evidencing the shares which have so vested. Promptly following any exercise of the Purchase Option, you shall deliver to Purchaser a certificate or certificates representing the number of shares of stock not theretofore repurchased by the Company pursuant to such exercise of the Purchase Option which have vested (less such shares as have been previously delivered).

          5. If at the time of termination of this escrow you should have in your possession any documents, securities or other property belonging to Purchaser, you shall deliver all of same to Purchaser and shall be discharged from all further obligations hereunder. The Company hereby authorizes you at any time and from time to time after the date hereof to comply with a written request from Purchaser, a copy of which you shall deliver to the Company, and unless the Company shall have given you written notice of its objection to such request within 30 days following its receipt thereof, to deliver to Purchaser a certificate for that many shares of stock as have become vested in accordance with the terms of the Agreement (less such shares as have been previously delivered).

          6. Your duties hereunder may be altered, amended, modified or revoked only by a writing by the parties hereto.

          7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in acting or refraining from acting in reliance upon any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of our own independent attorneys shall be conclusive evidence of such good faith.

          8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees or any court. If you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such obedience or compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside vacated or found to have been entered without jurisdiction. For purposes of this paragraph 8, an objection made pursuant to paragraph 1 by the Purchaser shall not be deemed a warning.

          9. You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder or thereunder.

          10. You shall be entitled to employ such independent legal counsel and other experts as you may deem necessary properly to advise in connection with your obligations hereunder, may rely upon the advice of such counsel and may pay such counsel reasonable compensation therefor.

          11. Your responsibilities as Escrow Agent hereunder shall terminate on the thirtieth day following receipt by the parties of your written notice of resignation. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

          12. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

          13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

          14. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten (10) days' advance written notice to each of the other parties hereto.

      Company:       City Truck Holdings, Inc.
                     c/o HDA Parts System, Inc.
                     520 Lake Cook Road
                     Deerfield, Illinois  60015
                     Attention:  John J. Greisch

          Notice to Purchaser shall be sent to the address set forth below Purchaser's signature.

      Escrow Agent:  Mark Kimura
                     c/o Brentwood Associates
                     11150 Santa Monica Boulevard
                     Suite 1200
                     Los Angeles, California 90025

          15. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of these Joint Escrow Instructions; you do not become a party to the Agreement.

          16. All liabilities, losses, costs, fees and disbursements incurred by you in connection with the performance of your duties hereunder, including without limitation the compensation paid pursuant to paragraph 10 hereof, shall be borne by the Company, and the Company hereby agrees to indemnify and hold you free and harmless in respect of all claims, actions, demands, liabilities, losses, costs, fees and expenses incurred by you in the performance of your duties hereunder; provided, however, that this indemnity shall not extend to conduct which has been determined, by a final judgment of a court of competent jurisdiction, to have been grossly negligent or to have constituted intentional misconduct.

          17. This instrument shall be governed by and construed in accordance with the internal laws, and not the laws of conflict of law, of the State of Delaware.

          18. This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          19. This instrument may be executed in counterpart with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

                               Very truly yours,

                               CITY TRUCK HOLDINGS, INC.


                               By:  _________________________
                                    John J. Greisch
                                    President and Chief Executive Officer


                               PURCHASER:


                               ______________________________
                               A. WILLIAM CAVALLE

                              ADDRESS:  c/o HDA Parts System, Inc.
                                        520 Lake Cook Road
                                        Deerfield, Illinois  60015


ESCROW AGENT:

___________________________
Mark Kimura

                                    ANNEX C

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

          FOR VALUE RECEIVED and pursuant to that certain Stock Purchase, Vesting and Repurchase Agreement dated as of October 19, 1998 (the "Agreement"), the undersigned hereby sells, assigns and transfers unto the person identified as Escrow Agent in the Agreement all rights and interests in ___________________ shares of Common Stock of City Truck Holdings, Inc. (the "Company"), a Delaware corporation, represented by Stock Certificate No. _______________ herewith (the "Certificate"), which Certificate was deposited by the undersigned with the Escrow Agent pursuant to the Joint Escrow Instructions (as defined in the Agreement) among the undersigned, the Company and such Escrow Agent, such Certificate standing in the undersigned's name on the books of the Company.

          The undersigned does hereby irrevocably constitute and appoint the Escrow Agent attorney to transfer such Common Stock on the books of the Company, with full power of substitution in the premises.

Dated:___________, ___



_____________________________
A. William Cavalle

                         Election Under Section 83(b)
                         ----------------------------


  The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the Regulations promulgated thereunder:

          1. The name, address and taxpayer identification number of the undersigned are:

                   A. William Cavalle
                   ---------------------------
                   ---------------------------
                   ---------------------------
                   Social Security #----------------

          2. Description of the property with respect to which the election is being made:

              1,000 shares of Common Stock, $.01 par value ("Common Stock"), of City Truck Holdings, Inc. (the "Company").

          3. The date on which the property was transferred is October 19, 1998. The taxable year to which this election relates is calendar year 1998.

          4.  Nature of restrictions to which the property is subject:

              Pursuant to a Stock Purchase, Vesting and Repurchase Agreement dated as of October 19, 1998 (a copy of which will be furnished to the IRS upon request), 1,000 shares of Common Stock vest over ten
              (10) years. Shares unvested upon a termination of employment may be repurchased by the Company for $1.00 per share of Common Stock.

          5. The fair market value of the time transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made is $1.00 per share of Common Stock.

          6. The amount paid by the taxpayer for said property is $1.00 per share of Common Stock.

          7.  A copy of this Statement has been furnished to the Company.

Dated:  October 19, 1998


                                      ____________________________

                                      A. William Cavalle